                                                                  EXHIBIT (D)(4)
                           FUND MANAGEMENT AGREEMENT

     This Fund Management Agreement (this "Agreement") is made effective this 27th day of September, 2001 by and among Pacific Life Insurance Company, a California corporation ("Investment Adviser"), Janus Capital Corporation, a Colorado corporation ("Fund Manager"), and Pacific Funds, a Delaware Business Trust ("Pacific Funds").

     WHEREAS, Investment Adviser has entered into an Advisory Agreement dated June 13, 2001 (the "Advisory Agreement") with the Pacific Funds to act as investment adviser to each series of the Pacific Funds (each a "Fund");

     WHEREAS, the Advisory Agreement provides that Investment Adviser may engage a Fund manager to furnish investment information and advice to assist Investment Adviser in carrying out its responsibilities under the Advisory Agreement;

     WHEREAS, Investment Adviser and the Trustees of the Pacific Funds desire to retain Fund Manager to render investment advisory services to Investment Adviser in the manner and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and the mutual covenants set forth in this Agreement, Investment Adviser and Fund Manager agree as follows:

     1. APPOINTMENT. Pacific Funds and Investment Adviser hereby appoint Janus Capital Corporation to act as Fund Manager to the Funds listed on Exhibit A for the periods and on the terms set forth in this Agreement. Fund Manager accepts such appointment and agrees to furnish services herein set forth for the compensation herein provided. In the event Investment Adviser wishes to retain Fund Manager to render investment advisory services to one or more funds other than the Fund, Investment Adviser shall notify Fund Manager in writing. If Fund Manager is willing to render such services, it shall notify the Pacific Funds and Investment Adviser in writing, whereupon such funds shall become a fund hereunder, and be subject to this Agreement.

     2.  FUND MANAGER DUTIES.

         (a) Fund Manager shall, subject to the supervision of Investment Adviser, manage the investment and reinvestment of the assets of the Fund. Fund Manager is authorized, in its discretion and without prior consultation with Investment Adviser, to buy, sell, lend, and otherwise trade in any stocks, bonds, and other securities and investment instruments on behalf of the Fund, and so long as consistent with the foregoing, without regard to the length of time the securities have been held and the resulting rate of Fund turnover or any tax considerations. Subject to the investment objectives, policies, and restrictions concerning the Fund set forth in Pacific Funds' declaration of trust and in its registration statements under the Investment Company Act of 1940 (the "1940 Act"), the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash as Fund Manager shall determine. Notwithstanding any other provision of this Agreement, it is understood and agreed that Pacific Funds shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to the Agreement and reserves the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Fund Manager. Fund Manager will manage each of the Funds so that it will meet the requirements of Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code.

         (b) Shall conform (1) with the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to Pacific Funds, the Investment Adviser or the Fund Manager and received by the Fund Manager), (2) with all other applicable federal and state laws and regulations pertaining to registered open-end investment management companies,
(3) with any applicable written procedures, policies and guidelines adopted by the Pacific Funds' Board of Trustees and furnished to Fund Manager, (4) with the Fund's objectives, investment policies and investment restrictions as stated in the Pacific Funds' Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Fund Manager, and
(5) with the provisions of Pacific Funds' Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended from time to time. Until the Investment Adviser delivers any supplements or amendments to the Fund Manager, the Fund Manager shall be fully protected in relying on Pacific Funds' Registration Statement, procedures, policies and guidelines previously furnished to the Fund Manager by the Investment Adviser.

         (c) Is responsible, in connection with its responsibilities under this
Section 2, for decisions to buy and sell securities and other investments for the Funds, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Fund Manager's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Funds, taking into account the factors specified in the Prospectus and Statement of Additional Information for Pacific Funds, as they may be amended or supplemented from time to time and furnished to the Fund Manager. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Fund Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for effecting a fund transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Fund Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Fund Manager's (or its affiliates) overall responsibilities with respect to the Funds and to its other clients as to which it exercises investment discretion and not all such services or products may be used by the Fund Manager in managing the Fund. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Fund Manager is further authorized to place orders on behalf of the Funds through the Fund Manager if the Fund Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Funds or the Fund Manager. Such allocation shall be in such amounts and proportions as the Fund Manager shall determine consistent with the above standards, and, upon request, the Fund Manager will report on said allocation to the Adviser and Board of Trustees of Pacific Funds, indicating the brokers, dealers or FCMs to which such allocations have been made.

         (d) Fund Manager shall furnish Investment Adviser monthly, quarterly, and annual reports concerning transactions and performance of the Fund in such form as may be mutually agreed upon, and agrees to review the Fund and discuss the management of it. Fund Manager shall permit the financial statements, books and records with respect to the Fund to be inspected and audited by the Investment Adviser at all reasonable times during normal business hours. Fund Manager shall also provide Investment Adviser and the Pacific Funds with such other information and reports as may reasonably be requested by Investment Adviser and the Pacific Funds from time to time, other than proprietary information and provided that Fund Manager shall not be responsible for Fund accounting.

         (e) Fund Manager shall provide to Investment Adviser a copy of Fund Manager's Form ADV, and any supplements or amendments thereto, as filed with the Securities and Exchange Commission, on an annual basis, (or more frequently if requested by the Investment Adviser or the Pacific Funds' Board of Trustees) and a list of persons who Fund Manager wishes to have authorized to give written and/or oral instructions to Custodians of Pacific Funds assets for the Fund.

         (f) Fund Manager will, in connection with the purchase and sale of securities for the Fund, together with Investment Adviser, arrange for the transmission to the custodian, and the recordkeeping agent for the Pacific Funds on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund, and, with respect to Fund securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to Pacific Funds' custodian, recordkeeping agent, (and, if required, by the Investment Adviser).

         (g) Fund Manager will assist the custodian and recordkeeping agent for the Pacific Funds in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for Pacific Funds, the value of any Fund securities or other assets of the Fund for which the custodian and recordkeeping agent seeks assistance from Fund Manager or identifies for review by Fund Manager.

         (h) Fund Manager will report regularly to Pacific Funds' Board of Trustees on the investment program for the Fund and the issuers and securities represented in the Fund and will furnish Pacific Funds' Board of Trustees with respect to the Fund such periodic and special reports as the Trustees and Investment Adviser may reasonably request, including, but not limited to, the monthly compliance checklist, reports regarding compliance with Pacific Funds' procedures pursuant to Rules 17e-1. 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, and compliance with Pacific funds' or, if adopted by the Board of Trustees, the Fund Manager's Code of Ethics, and such other procedures or requirements that Pacific Funds or Investment Adviser may request from time to time.

         (i) Fund Manager will not knowingly disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Board of Trustees of Pacific Funds has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having requisite authority. Pacific Funds, the Fund, and Investment Adviser will not knowingly disclose or use any records or information respecting Fund Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized by this Agreement, if Fund Manager has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

         (j) Fund Manager shall be responsible for the preparation and filing of
Schedule 13G and Form 13F on behalf of the Fund. Fund Manager shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed to in writing. Fund Manager shall vote proxies received in connection with securities held by the fund.

     3.  OBLIGATIONS OF INVESTMENT ADVISER AND THE FUND.

         (a) Investment Adviser or its agent shall provide timely information to Fund Manager regarding such matters as the composition of assets in the Fund, cash requirements and cash available for investment in the Fund, and all other information as may be reasonably necessary for Fund Manager to perform its responsibilities hereunder.

         (b) Investment Adviser has herewith furnished Fund Manager a copy of the Fund's registration statement currently in effect and agrees during the continuance of this Agreement to furnish Fund Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Investment Adviser agrees to furnish Fund Manager with minutes of meetings of the Trustees of Pacific Funds applicable to the Fund to the extent they may affect the duties of Investment Adviser, a copy of any financial statements or reports prepared for Pacific Funds, including the Fund, by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange, and any further materials or information which Fund Manager may reasonably request to enable it to perform its functions under this Agreement.

     4. CUSTODIAN. Investment Adviser shall provide Fund Manager with a copy of the Fund's agreement with the Custodian (the "Custodian") designated to hold the assets in the Fund and any modification thereto (excepting any information concerning the calculation of fees, in particular, the "Fee Schedule") (the "Custody Agreement") in advance. The Fund assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. Fund Manager shall have no liability for the acts or omissions of the Custodian. Any assets added to the Fund shall be delivered directly to the Custodian.

     5. EXPENSES. The Pacific Funds shall assume and pay all its organizational, operational, and business expenses not specifically assumed or agreed to be paid by Fund Manager pursuant hereto, including, without limitation, (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund; and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision shall be the sole responsibility of Investment Adviser. Pacific Funds, Investment Adviser, and Fund Manager shall not be considered as partners or participants in a joint venture. Fund Manager will pay its own expenses for the services to be provided pursuant to this Agreement to the extent not assumed by the Pacific Funds or Investment Adviser above, and will not be obligated to pay any expenses of the Pacific Funds, Investment Adviser, or the Fund unless Fund Manager is responsible for expenses incurred pursuant to Section 10 of this Agreement.

     6. PURCHASE AND SALE OF ASSETS. Absent instructions from Investment Adviser to the contrary, Fund Manager shall place all orders for the purchase and sale of securities for the Fund with brokers or dealers selected by Fund Manager which may include brokers or dealers affiliated with Fund Manager. Purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of Fund Manager. Fund Manager shall use its best efforts to obtain execution of Fund transactions at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, Fund Manager may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Fund and/or other accounts serviced by Fund Manager

     7. COMPENSATION OF FUND MANAGER. Investment Adviser shall pay to Fund Manager a monthly fee in accordance with the fee schedule as outlined on Exhibit A as attached to this Agreement. Monthly fees shall be calculated by Investment Adviser based upon the average daily net assets of the Fund (including cash or cash equivalents) for the preceding month for investment advisory services rendered during that preceding month, and shall be payable to Fund Manager by the fifteenth day of the succeeding month. The fee for the first month during which Fund Manager shall render investment advisory services under this Agreement shall be based upon the number of days the account was open in that month. If this Agreement is terminated, the fee shall be based upon the number of days the account was open during the month in which the Agreement is terminated.

     8.  COMPLIANCE.

         (a) The Fund Manager agrees that it shall promptly notify the Investment Adviser and Pacific Funds (i) in the event that the SEC or any banking or other regulatory body has censured the Fund Manager; placed limitations upon its activities, functions, or operations related to its responsibilities under this Agreement; suspended or revoked its registration, if any, or its ability to serve as an investment adviser; or has commenced proceedings or an investigation that can be reasonably expected to result in any of these actions, and (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Fund Manager further agrees to notify the Investment Adviser and Pacific Funds promptly of any material fact known to the Fund Manager respecting or relating to the Fund Manager that is not contained in the Registration Statement or prospectus for Pacific Funds, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

         (b) The Investment Adviser agrees that it shall promptly notify the Fund Manager (i) in the event that the SEC has censured the Investment Adviser or Pacific Funds; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings that may result in any of these actions, and (ii) upon having a reasonable basis for believing that Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

     9. COOPERATION. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or Pacific Funds.

     10. NON-EXCLUSIVITY. Investment Adviser and the Fund agree that the services of Fund Manager are not to be deemed exclusive and that Fund Manager and its affiliates are free to act as investment adviser and provide other services to various investment companies and other managed accounts. Subject to
Section 17j-1 of the 1940 Act, this Agreement shall not in any way limit or restrict Fund Manager or any of its directors, officers, employees, or agents from buying, selling, or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Fund Manager of its duties and obligations under this Agreement. Investment Adviser and the Fund recognize and agree that Fund Manager may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Fund. Fund Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or Investment Adviser in any way or otherwise by deemed an agent of the Fund or Investment Adviser other than in furtherance of its duties and responsibilities as set forth in this Agreement.

     11. LIABILITY. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, Pacific Funds and Investment Adviser agree that Fund Manager, any affiliated person of Fund Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls Fund Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of Fund Manager's duties, or by reason of reckless disregard of Fund Manager's obligations and duties under this Agreement.

     12. INDEMNIFICATION.

         (b) The Investment Adviser agrees to indemnify and hold harmless the Fund Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Fund Manager and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Fund Manager (collectively, "Fund Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Fund Manager or Fund Manager Indemnified Persons may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser's responsibilities as Investment Adviser of Pacific Funds which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Investment Adviser's obligations and/or duties under this Agreement by the Investment Adviser or by any of its directors, officers, or employees, or any affiliate acting on behalf of the Investment Adviser (other than Fund Manager Indemnified Persons); provided however, that in no case is the indemnity of the Investment Adviser in favor of the Fund Manager or Fund Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.

         (b) The Fund Manager agrees to indemnify and hold harmless, the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Investment Adviser or such affiliated person or controlling person, may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Fund Manager's responsibilities to Pacific Funds which may be based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Fund Manager's obligations and/or duties under this Agreement by the Fund Manager or by any of its directors, officers, or employees, or any affiliate acting on behalf of the Fund Manager (other than PL Indemnified Persons); provided, however, that in no case is the Fund Manager's indemnity in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligation and duties under this Agreement.

     13. DURATION AND TERMINATION. This Agreement shall remain in full force and effect until December 31, 2002 and is renewable annually thereafter by agreement of the parties to this Agreement and by specific approval of the Board of Trustees of Pacific Funds or by vote of a majority of the outstanding voting securities of the Fund. Any such renewal shall be approved by a vote of a majority of the Trustees who are not interested persons under the 1940 Act, cast in person at a meeting called for the purpose of voting on such renewal. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund shall be effective to continue this Agreement with respect to such Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of Pacific Funds, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated without penalty, forfeiture, compulsory buyout amount, or performance of any obligation that could deter termination at any time by either party upon (60) sixty days prior written notice to the other party, and will automatically terminate in the event of its assignment, as defined in the 1940 Act, or upon termination of the Investment Adviser's Agreement with Pacific Funds.

     14. AMENDMENT. This Agreement may be amended only if such amendment is specifically approved by (a) the vote of a majority of the outstanding voting securities of the Fund, if required by applicable law, and (b) the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     15. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Fund Manager hereby agrees that all records which it maintains for the Fund are the property of the Funds and further agrees to surrender promptly to Pacific Funds any of such records upon Pacific Funds' or Investment Adviser's request, although Fund Manager may, at its own expense, make and retain a copy of such records. Fund Manager further agrees to preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

     16. USE OF NAME.

         (a) It is understood that the name "Pacific Life Insurance Company"
and "Pacific Life" and "Pacific Funds" and any derivative thereof or logo associated with those names are the valuable property of the Investment Adviser
and its affiliates.   Fund Manager shall not use such names (or derivatives or
logos) without the prior written approval of the Investment Adviser and only for so long as the Investment Adviser is an investment adviser to Pacific Funds and/or the Funds. Upon termination of the Investment Advisory Agreement between the Fund and the Adviser, the Fund Manager shall forthwith cease to use such name (or derivative or logo).

         (b) It is understood that the name "Janus Capital Corporation" or any derivative thereof or logo associated with those names are the valuable property of the Fund Manager and that Pacific Funds and Investment Adviser have the right to use such name (or derivative or logo), in Pacific Funds' prospectus, SAI and registration statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, and for so long as the Fund Manager is a Fund Manager to one or more Funds of Pacific Funds. Neither Pacific Funds nor the Investment Adviser shall use the Fund Manager's name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or Pacific Funds, without prior review and written approval by the Fund Manager. Upon termination of this Agreement among Pacific Funds, the Investment Adviser and the Fund Manager, Pacific Funds and the Investment Adviser shall forthwith cease to use such name (or logo).

     17. LIMITATION AND LIABILITY. A copy of the Agreement and Declaration of Trust for Pacific Funds is on file with the Secretary of the State of Delaware. The obligations of this Agreement shall be binding upon the assets and property of Pacific Funds and shall not be binding upon any Trustee, officer, employee, agent, or shareholder, whether past, present, or future, of Pacific Funds individually.

     18. DISCLOSURE ABOUT FUND MANAGER. Fund Manager has reviewed the current Registration Statement for Pacific Funds and agrees to promptly review future

Registration Statements, including any supplements thereto which relate to Fund Manager or the Funds, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, with respect to the disclosure about Fund Manager such Registration Statement contains, as of the date thereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. Fund Manager further agrees to notify Investment Adviser and Pacific Funds immediately of any material fact known to Fund Manager respecting or relating to Fund Manager that is not contained in the Registration Statement or prospectus for Pacific Funds, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

     19. NOTICES. All notices and other communications hereunder shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

     A. if to the Fund Manager, to:

        Janus Capital Corporation
        100 Fillmore Street
        Denver, CO  80206
        Facsimile transmission number:  (303) 316-5728
        Attention:  General Counsel

     B. if to the Adviser, to:

        Pacific Life Insurance Company
        700 Newport Center Drive
        Newport Beach, CA  92660
        Facsimile transmission number:  (949) 219-3706
        Attention:  Robin S. Yonis

     C. if to the Fund, to:

        Pacific Funds
        c/o Pacific Life Insurance Company
        700 Newport Center Drive
        Newport Beach, CA  92660
        Facsimile transmission number:  (949) 219-3706
        Attention:  Robin S. Yonis

     20. GENERAL

         (a) Fund Manager may perform its services through any employee, officer, or agent of Fund Manager, and Investment Adviser shall not be entitled to the advice, recommendation, or judgment of any specific person.

         (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (c) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

         (d) Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or Pacific Funds.

         (e) If any term or provision or this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         (f) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado exclusive of conflicts of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

                         PACIFIC LIFE INSURANCE COMPANY

Attest: /s/ Audrey L. Milfs             By: /s/ Glenn S. Schafer
        -------------------                 --------------------
Name: Audrey L. Milfs                   Name: Glenn S. Schafer
Title: Secretary & Vice President       Title: President

                         JANUS CAPITAL CORPORATION

                                        By: /s/ Bonnie M. Howe
                                        Name: Bonnie M. Howe
                                        Title: Vice President of Janus
                                               Capital Corporation

                         PACIFIC  FUNDS

Attest: /s/ Audrey L. Milfs             By: /s/ Glenn S. Schafer
        -------------------                 --------------------
Name: Audrey L. Milfs                   Name: Glenn S. Schafer
Title: Secretary                        Title: President

                                   EXHIBIT A
                                   ----------


                                 PACIFIC FUNDS
                                  FEE SCHEDULE

         Fund: PF Janus Strategic Value Fund

               The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF Janus Strategic Value Fund and the Strategic Value Portfolio of the Pacific Select Fund, according to the following schedule:

               Rate (%)    Break Point (assets)
               --------    --------------------
               .55%        On first $100 million
               .50%        On next $400 million
               .45%        On excess


         Fund: PF Janus Growth LT Fund

               The Investment Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF Janus Growth LT Fund and the Growth LT Portfolio of the Pacific Select Fund, according to the following schedule:

               Rate (%)    Break Point (assets)
               --------    --------------------
               .55%        On first $100 million
               .50%        On next $400 million
               .45%        On excess

               These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.